PARTICIPATION AGREEMENT

Among

Security Benefit Life Insurance Company,

Pioneer Variable Contracts Trust,

and

Pioneer Investment Management, Inc.

THIS AGREEMENT, dated as of the 12th day of November, 2012, by and among Security Benefit Life Insurance Company, (the “Company”), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of the Company currently in existence or hereafter created, as set forth on Schedule A hereto, which may be updated from time to time for the convenience of the parties, (each an “Account”), Pioneer Variable Contracts Trust (the “Fund”), a Delaware statutory trust, and Pioneer Investment Management, Inc. (the “Adviser”), a Delaware corporation and member of the UniCredit banking group, register of banking groups.

WHEREAS, the shares of beneficial interest/common stock of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each a “Portfolio”); and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Fund is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts to be offered by insurance companies, including the Company, which have entered into participation agreements with the Fund (the “Participating Insurance Companies”); and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the “SEC”), dated July 9, 1997 (File No. 812-10494) (the “Mixed and Shared Funding Exemptive Order”) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans; and

WHEREAS, the Adviser, which serves as investment adviser to the Fund, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the “Contracts”), and said Contracts are listed in Schedule A hereto, which may be updated from time to time for convenience of the parties; and

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company intends to purchase shares in the Portfolios of the Funds on behalf of the Account to fund the aforesaid Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Adviser agree as follows:

ARTICLE I. Sale of Fund Shares

1.1. Subject to Article X hereof, the Fund agrees to make available to the Company for purchase on behalf of the Account, shares of the Portfolios, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Portfolios in existence now or that may be established in the future will be made available to the Company only as the Fund may so provide, and (ii) the Board of Trustees of the Fund (the “Board”) may suspend or terminate the offering of shares of any Portfolio or class thereof upon written notice to the Company, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Portfolio.

1.2. The Fund shall redeem, at the Company’s request, any full or fractional Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3. Purchase and Redemption Procedures

(a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefore) on any day the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value (a “Business Day”) pursuant to the rules of the SEC, by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus shall constitute receipt and acceptance by the Portfolio on that same Business Day, provided that the Fund receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

(b) The Company shall pay for shares of each Portfolio on the same Business Day that it notifies the Fund of a purchase request for such shares. Payment for Portfolio shares shall be made in federal funds transmitted to the Fund or other designated person by wire to be received by 3:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Portfolio shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless the Fund otherwise determines and so advises the Company to delay the date of payment, to the extent the Fund may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested, and Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c) Payment for Portfolio shares redeemed by the Account or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day the Fund is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.

(d) Any purchase or redemption request for Portfolio shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the Fund’s receipt and acceptance of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund’s prospectus.

1.4. The Fund shall use its best efforts to make the net asset value per share for each Portfolio available to the Company by 6:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund’s prospectus. In the event of an error in the computation of a Portfolio’s net asset value per share (“NAV”) or any dividend or capital gain distribution (each, a “pricing error”), the Adviser or the Fund shall notify the Company as soon as possible after the discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XI of this Agreement. A pricing error shall be corrected in accordance with the Fund’s internal policies and procedures. If an adjustment is necessary to correct a material error that occurred through no fault of the Company and such adjustment has caused Contract owners to receive less than the number of Shares or redemption proceeds to which they are entitled, the number of Shares of the applicable Account will be adjusted and the amount of any underpayments will be paid by the Fund or Adviser to the Company for crediting of such amounts to the Contract owners’ accounts. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Fund or Adviser, as appropriate, any overpayment that has not been paid to Contract owner; however, the Adviser acknowledges that the Company does not intend to seek additional payments from any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. The costs of correcting such adjustments shall be borne by the Fund or Adviser unless the Company is at fault in which case such costs shall be borne by the Company.

1.5. The Fund shall use its best efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Portfolio shares by the record date, but in no event later than 7:00 p.m. Eastern Time on the ex-dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Portfolio shares in the form of additional shares of that Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Portfolio shares so issued as payment of such dividends and distributions.

1.6. Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

(b) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund’s investment adviser.

(d) The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

1.8. The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation. In the event that such a clearing corporation is used, the parties agree to abide by the rules set forth in Exhibit I hereto.

ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will maintain such registration for as long as any Contracts are outstanding, as required by the rules and regulations of the SEC,, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

2.2. The Fund represents and warrants that Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act.

2.4. The Adviser represents and warrants that it is registered as an investment adviser with the SEC and that it does and will comply in all material respects with the Investment Advisers Act of 1940, including, without limitation, Rule 206(4)-7 under the Investment Advisers Act.

2.5. The Fund and the Adviser represent and warrant that all of their trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.6. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.7. The Company represents and warrants, for purposes other than diversification under Section 817 of the Code, that the Contracts are currently at the time of issuance and, assuming the Fund meets the requirements of Article VI, will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a “segregated asset account” and that interests in the Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Fund and Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.8. No more frequently than annually, the Company shall submit to the Board such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the Mixed and Shared Funding Exemptive Order pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding.

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1. The Fund shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Portfolio (for distribution to Contract owners with value allocated to such Portfolios) as the Company may reasonably request, with expenses to be borne in accordance with Schedule B hereof. If requested by the Company in lieu thereof, the Fund shall provide such documents (including a print-ready PDF, or an electronic copy of the documents in a format suitable for printing and posting on the Company’s website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Fund printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses.

3.2. The Fund’s prospectus shall state that the current SAI for the Fund is available.

3.3. The Fund shall provide the Company with information regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantially in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Fund, which consent shall not be unreasonably withheld.

3.4. So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall, at the Company’s option, follow one of the two methods described below to provide pass-through voting privileges to contract owners:

(a) Provide a list of Contract owners with value allocated to a Portfolio as of the record date to the Fund or its agent in order to permit the Fund to send solicitation material and gather voting instructions from Contract owners on behalf of the Company. The Company shall also provide such other information to the Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies. In the event that the Company chooses this option, the Fund shall be responsible for properly “echo voting” shares of a Portfolio for which no voting instructions have been received.

(b) Solicit voting instructions from Contract holders itself and vote shares of the Portfolio in accordance with instructions received from Contract holders. The Company shall vote the shares of the Portfolios for which no instructions have been received in the same proportion as shares of the Portfolio for which instructions have been received.

3.5. The Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.

3.6. If the Fund and the Company agree to distribute Fund summary prospectuses to Contract owners pursuant to Rule 498 of the 1933 Act, as set forth in Schedule C of this Agreement, then each party to the Agreement represents and warrants that it complies with the requirements of Rule 498 and applicable SEC guidance regarding the Rule in connection therewith, and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations in connection with Fund summary prospectuses. The parties agree to comply with the terms included in the attached Schedule C as of the effective date of this Agreement.

3.7. The Fund hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of mixed and shared funding.

ARTICLE IV. Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Portfolio thereof) or the Adviser is named. No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its designee to review such sales literature or promotional material within five (5) Business Days after receipt of such material. Materials not approved or disapproved within five (5) Business Days shall be deemed approved. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Portfolio thereof) or the Adviser is named, and no such material shall be used if the Fund or its designee so objects.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

4.3. The Fund and the Adviser, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or the Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material. Materials not approved or disapproved within five (5) Business Days shall be deemed approved. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4. The Fund shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5. Upon request, the Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Portfolios or their shares, after the filing of such document(s) with the SEC or other regulatory authorities.

4.6. Upon request, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund and the Adviser any complaints received from the Contract owners pertaining to the Fund or a Portfolio.

4.7. The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Fund’s registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

ARTICLE V. Fees and Expenses

5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Fund may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Fund in writing.

5.2. The Fund shall bear expenses in accordance with Schedule B hereof.

5.3. The Company shall bear expenses in accordance with Schedule B hereof.

ARTICLE VI. Qualification

6.1. The Fund will invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Internal Revenue Code of 1986, as amended (“Code”) and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Portfolio represents and warrants that it has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

6.2. The Fund represents and warrants that it is qualified as a regulated investment company under Subchapter M of the Code and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

6.3. The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Code, and that it will maintain such treatment, and that it will notify the Fund immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

ARTICLE VII. Potential Conflicts

7.1. The Fund agrees that the Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of the Fund for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies (“contract owners”) investing in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board will give prompt notice of any such determination to the Company.

7.2. The Company agrees that it will be responsible for assisting the Board in carrying out its responsibilities under the conditions set forth in the Fund’s exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing the Board, as it may reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded. The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting to a vote of all affected contract owners whether to withdraw assets from the Fund or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners (e.g., annuity contract owners, life insurance owners or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Contracts, unless a majority of Contract owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

7.3. A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the Fund each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the Account’s investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Fund’s independent trustees. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

7.5. If material irreconcilable conflict arises because of particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Fund’s Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Fund’s Board. Until the end of the foregoing six (6) month period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.2 to establish a new funding medium for the contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the independent trustees.

7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.7, 7.1, 7.2, 7.3 and 7.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1. Indemnification by the Company

8.1. (a) The Company agrees to indemnify and hold harmless each of the Fund and the Adviser and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Adviser within the meaning of Section 15 of the 1933 Act or who is under common control with the Fund or the Adviser (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Adviser for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

(ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts, or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI of the Fund or in sales literature; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1. (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.

8.1. (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1. (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2. Indemnification by the Adviser

8.2. (a) The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations by or on behalf of the Fund or the Adviser (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or the Adviser) or wrongful conduct of the Adviser or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser or the Fund; or

(iv) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Adviser or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Adviser or the Fund;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2. (b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

8.2. (c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2. (d) The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3. Indemnification by the Fund

8.3. (a) The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations by or on behalf of the Fund or the Adviser (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or the Adviser) or wrongful conduct of the Adviser or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser or the Fund; or

(iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

8.3. (b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

8.3. (c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3. (d) The Company agrees promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Massachusetts, without regard to the conflict of laws provisions thereof.

9.2. This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Order discussed in Article VII should no longer be necessary under applicable law, then Article VII hereof shall no longer apply.

ARTICLE X. Termination

10.1. This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party, for any reason with respect to some or all Portfolios, by six (6) months advance written notice delivered to the other parties; or

(b) termination by the Company by written notice to the other parties based upon the Company’s determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(c) termination by the Company by written notice to the other parties in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) termination by the Fund or Adviser by written notice to the Company in the event that formal administrative proceedings are instituted against the Company by the Financial Industry Regulatory Authority (“FINRA”), the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Portfolios’ shares; provided, however, that the Fund or Adviser determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e) termination by the Company by written notice to the other parties in the event that formal administrative proceedings are instituted against the Fund or Adviser by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Adviser to perform its obligations under this Agreement; or

(f) termination by the Company by written notice to the other parties in the event that any Portfolio ceases to qualify as a regulated investment company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that any such Portfolio may fail to so qualify or comply with either provision; or

(g) termination by either the Fund or the Adviser by written notice to the other parties, if either one or both the Fund and the Adviser, respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h) termination by the Company by written notice to the other parties, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Adviser of the date of substitution.

10.2. Notwithstanding any termination of this Agreement, the Fund and the Adviser shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Portfolios, subject to the Fund’s or the Board’s right to terminate the offering of shares of any Portfolio or class thereof, or any Portfolio’s right to reject any purchase or exchange request as described in the then-current prospectus. Specifically, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).

10.3. Notwithstanding any termination of this Agreement, each party’s obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:	Security Benefit Life Insurance Company Attention General Counsel One Security Benefit Place Topeka, Kansas 66636 - 0001

If to the Fund:	Pioneer Funds 60 State Street Boston, MA 02109 Attention: Secretary

If to Adviser:	Pioneer Investment Management, Inc. 60 State Street Boston, MA 02109 Attention: General Counsel

ARTICLE XII. Miscellaneous

12.1. All persons dealing with the Fund must look solely to the property of the respective Portfolios listed on Schedule A hereto as though each such Portfolio had separately contracted with the Company and the Adviser for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

12.2. Subject to the requirements of legal process and regulatory authority, the Fund and the Adviser shall treat as confidential the names and addresses of the owners of the Contracts. Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain. Each party agrees, and will cause its personnel, suppliers and contractors to agree, that it will comply with applicable local, state, federal and foreign data security and privacy laws and regulations, including, but not limited to, 201 C.M.R. 17.00, Standards for The Protection of Personal Information of Residents of the Commonwealth, with respect to any nonpublic personal information that such party receives, collects, stores, maintains, processes, or otherwise has access to from or through the other party; and shall cooperate with the other party in its efforts to comply with such laws. Each party further agrees to notify the other party of any breach of privacy of any personal information of which such party becomes aware.

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8. This Agreement may be amended by written agreement between all parties. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

Security Benefit Life Insurance Company	By its authorized officer

	By:	/s/ Douglas G. Wolff
	Title:	President

	Date:	November 12, 2012

Pioneer Variable Contracts Trust	By its authorized officer

	By:	/s/ Christopher J. Kelley
	Title:	Secretary

	Date:	11/6/12

Pioneer Investment Management, Inc.	By its authorized officer

	By:	/s/ Mark D. Goodwin
	Title:	EVP, COO

	Date:	11/2/12

November __, 2012

Schedule A

Account(s)	Contract(s)

Variflex Separate Account	Variflex

SBL Variable Annuity Account VIII	Variflex LS

Variable Annuity Account XI	Scarborough

SBL Variable Annuity Account XIV	AdvisorDesigns SecureDesigns AdvanceDesigns EliteDesigns

Additionally, “Accounts” and “Contracts” will include any new Accounts and Contracts created subsequent to the date hereof.

Fund and Portfolios

Pioneer Variable Contracts Trust:

Pioneer Bond VCT Portfolio (Class II Shares)

Pioneer Fundamental Value VCT Portfolio (Class II Shares)

Pioneer Emerging Markets VCT Portfolio (Class II Shares)

Pioneer Equity Income VCT Portfolio (Class II Shares)

Pioneer Fund VCT Portfolio (Class II Shares)

Pioneer High Yield VCT Portfolio (Class II Shares)

Pioneer Ibbotson Growth Allocation VCT Portfolio (Class II Shares)

Pioneer Ibbotson Moderate Allocation VCT Portfolio (Class II Shares)

Pioneer Mid Cap Value VCT Portfolio (Class II Shares)

Pioneer Real Estate Shares VCT Portfolio (Class II Shares)

Pioneer Strategic Income VCT Portfolio (Class II Shares)

Additionally, “Portfolios” will include any portfolio created subsequent to the date hereof.

A-1

SCHEDULE B

EXPENSES

The Fund and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. The term “Current” is defined as an existing Contract owner with value allocated to one or more Portfolios. The term “Prospective” is defined as a potential new Contract owner.

Item	Function	Party Responsible for Expense

Fund Prospectus	Printing and Distribution (including postage)	Current and Prospective – Fund (Company may choose to do the printing at Fund’s expense)

Fund Prospectus and SAI Supplements	Printing and Distribution (including postage)	Fund (Company may choose to do the printing at Fund’s expense)

Fund SAI	Printing and Distribution (including postage)	Fund

Proxy Material for Fund	Printing, Distribution to Current (including postage), tabulation and solicitation	Fund

Fund Annual & Semi-Annual Report	Printing and Distribution (including postage)	Fund (Company may choose to do the printing at Fund’s expense)

Contract Prospectus	Printing and Distribution (including postage)	Company

Contract Prospectus and SAI Supplements	Printing and Distribution (including postage)	Company

Contract SAI	Printing and Distribution (including postage)	Company

Other communication to Prospective and Current	Printing and Distribution (including postage)	If Required by Law or Fund – Fund If Required by Company – Company

Operations of the Fund	All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of a Fund, and expenses paid or assumed by a Fund pursuant to any Rule 12b —1 plan	Fund

Operations of the Accounts	Federal registration of units of separate account (24f —2 fees)	Company

SCHEDULE C

USE OF SUMMARY PROSPECTUSES

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

1.	For purposes of this Schedule C, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

2.

The Fund shall provide the Company with copies of the Summary Prospectuses and any supplements thereto in the same manner and at the same times as the Agreement requires that the Fund provide the Company with Statutory Prospectuses.

3.

The Fund and the Adviser each represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its Portfolios. The Fund further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

4.

The Fund and the Adviser each agrees that the URL indicated on each Summary Prospectus will lead Contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund documents required to be posted in compliance with Rule 498. The Fund shall immediately notify the Company of any unexpected material interruptions in availability of this web page.

5.

The Fund and the Adviser represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Fund documents made directly to the Fund or the Adviser, or one of their affiliates. The Fund and the Adviser further represent and warrant that any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

6.	The Company represents and warrants that it will respond to requests for additional Fund documents made by Contract owners directly to the Company or one of its affiliates.

7.	The Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

8.

At the Company’s request, the Adviser and the Fund will provide the Company with URLs to the current Fund documents for use with Company’s electronic delivery of Fund documents or on the Company’s website. The Adviser and the Fund will be responsible for ensuring the integrity of the URLs and for maintaining the Fund’s current documents on the site to which such URLs originally navigate to.

9.

If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund will provide the Company with at least 60 days’ advance notice of its intent so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus. In order to comply with Rule 498(e)(1), the Fund shall continue to maintain its website in compliance with the requirements of this Agreement and Rule 498 for a minimum of 90 days after the termination of any such notice period.

10.	The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Schedule C as applicable.

11.

The parties agree that the Company is not required to distribute Summary Prospectuses to its Contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Adviser and the Fund sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

Exhibit I

Procedures for Pricing and Order/Settlement Through National

Securities Clearing Corporation’s Mutual Fund Profile System and

Mutual Fund Settlement, Entry and Registration Verification System

1.

As provided in Section 1.8 of the Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Portfolio shares through National Securities Clearing Corporation (“NSCC”) and its subsidiary systems as follows:

(a)

The Fund (or its distributor) will furnish to Company or its affiliate through NSCC’s Mutual Fund Profile System (“MFPS”) (1) the most current net asset value information for each Portfolio, and (2) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to Company or its affiliate by 6:30 p.m. Eastern Time on each business day that the Fund is open for business (each a “Business Day”) or at such other time as that information becomes available.

(b)

Upon receipt of Portfolio purchase, exchange and redemption instructions for acceptance as of the time at which a Portfolio’s net asset value is calculated as specified in such Portfolio’s prospectus (“Close of Trading”) on each Business Day (“Instructions”), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, Company or its affiliate will calculate the net purchase or redemption order for each Portfolio. Orders for net purchases or net redemptions derived from Instructions received by Company or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC’s Mutual Fund Settlement, Entry and Registration Verification System (“Fund/SERV”) by 6:00 a.m. Eastern Time on the next Business Day. Subject to Company’s or its affiliate’s compliance with the foregoing, Company or its affiliate will be considered the agent of the Portfolios, and the Business Day on which Instructions are received by Company or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Portfolios are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by Company or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Portfolio’s then current prospectuses.

(c)

Company or its affiliate will wire payment for net purchase orders by the Portfolio’s NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by Company or its affiliate no later than 3:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day after the shares have been cleared.

(d)

NSCC will wire payment for net redemption orders by Portfolio, in immediately available funds, to an NSCC settling bank account designated by Company or its affiliate, by 3:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Portfolio’s prospectus and statement of additional information.

(e)

With respect to (c) or (d) above, if the Fund (or its distributor) does not send a confirmation of Company’s or its affiliate’s purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day’s payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f)

If on any day Company or its affiliate, or the Fund (or its distributor) is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to the Fund (or its distributor) or Company or its affiliate, as applicable, as is otherwise provided in the Agreement.

(g)

These procedures are subject to any additional terms in each Portfolio’s prospectus and the requirements of applicable law. The Portfolios reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Portfolio.

2.

Company or its affiliate, the Fund (or its distributor) and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3.

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.

AMENDMENT NO. 1 TO

PARTICIPATION AGREEMENT

RULE 30e-3

Security Benefit Life Insurance Company (the “Company”) on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A to the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), Pioneer Variable Contracts Trust (the “Fund”), a Delaware statutory trust, and Amundi Asset Management US, Inc. (formerly “Amundi Pioneer Asset Management, Inc.”) (the “Adviser”), a Delaware corporation, have entered into a Participation Agreement, effective as of November 12, 2012, as amended (the “Participation Agreement”), whereby the Company invests in shares of certain of the portfolios of the Fund (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts” or “Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”).

This Amendment No. 1 to Participation Agreement (the “Amendment”) is entered into by and among the Company, the Fund, and Adviser (collectively, the “Parties”), and is effective as of the Effective Date set forth herein.

RECITALS

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 under the Investment Company Act of 1940 (“Rule 30e-3” or “the Rule”);

WHEREAS, the Fund and Adviser are responsible for preparing and timely filing with the Securities and Exchange Commission (“SEC”) and/or providing to the Company the Required Materials, as specified in paragraph (b)(1) of Rule 30e-3 and as defined below; and

WHEREAS, the Company intends to host the website of Required Materials.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, and the Adviser hereby agree to supplement and amend the Participation Agreement as follows:

1.

Posting and Availability of Fund Shareholder Reports and Other Required Materials. The Company shall be responsible for and shall fulfill the website posting requirements specified in paragraph (b) of Rule 30e-3. The Company shall ensure that, with respect to the Portfolios, the following Fund materials are posted to a website address specified by the Company (the “Specified Website”), and are publicly accessible and free of charge on the Specified Website: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders; (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments; and (iv) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; all of (i) through (iv) to be as specified in paragraph (b)(1) of Rule 30e- 3 (items (i) through (iv) collectively, with respect to the Portfolios, the “Required Materials”).

2.

Preparation, Content, and Timely Provision of Required Materials. The Fund and the Adviser shall be responsible for the preparation and content of the Required Materials, including, but not limited to, the accuracy and completeness of the Required Materials; and the Fund and the Adviser shall be responsible for sending a .pdf of the Required Materials to rpsupport@dfinsolutions.com as soon as practicable after filing with the SEC but no later than sixty-five (65) days after the close of the period for which the Required Materials are being made. Without limiting the generality of the foregoing in any manner, the Fund and the Adviser shall be responsible for ensuring that the Required Materials:

(a)

Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Company Act of 1940 (the “1940 Act”); and all rules and regulations under those Acts; and

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(b)

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

3.

Notification; Reliance on Third Party to Provide Documents. If, for any reason, the Fund and Adviser are unable to provide the Required Materials in the manner set forth in section 2, the Fund and Adviser shall promptly notify the Company. The Adviser shall be responsible for the actions or inactions or any other failures of any third party that they may utilize to provide the Required Materials in the manner set forth in section 2; and any actions, inactions or other failures by any such third party shall not relieve the Adviser from their obligations under this Amendment.

4.	Specified Website. The Specified Website is as identified in Exhibit 1 hereto, and it may be changed by the Company from time to time without notice to the Fund and Adviser.

5.	Paper Notice to Contract Owners. The Company shall provide a paper notice to its Contract Owners, if and to the extent such notice is required by paragraph (c) of Rule 30e-3.

6.

Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall fulfill ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, if and to the extent required by paragraph (e) of Rule 30e-3.

7.

Investor Elections to Receive Future Fund Reports in Paper. The Company shall fulfill Contract Owner elections to receive future Fund shareholder reports (with respect to the Portfolios) in paper, if and to the extent required by paragraph (f) of Rule 30e-3.

8.

Provision of Paper or Electronic Documents. To satisfy Contract Owner requests under sections 6 and 7 above, the Fund and the Adviser shall provide the Company with as many printed copies of the Required Materials as the Company may reasonably request, with expenses to be borne in accordance with Schedule B to the Participation Agreement. If requested by the Company in lieu thereof, the Fund and the Adviser shall provide the Required Materials (including a print-ready .pdf or an electronic copy of the Required Documents in a format suitable for printing) and such other assistance as is reasonably necessary in order for the Company to have the Required Documents printed together in a single document or printed individually by the Company if it so chooses.

9.	Expenses. Rule 30e-3 expenses shall be borne in accordance with the schedule below. Schedule B to the Participation Agreement is hereby amended to include the following information:

Item	Function	Party Responsible for Expense
30e-3 Notice	Printing and Distribution (including postage)	Fund (Security may choose to do the printing at Underwriter’s expense)

30e-3 Required Materials	Distribution (including website hosting and maintenance)	Fund

10.	Construction of this Amendment; Participation Agreement.

(a)

This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the SEC, its staff, courts, or other appropriate legal authorities.

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(b)

This Amendment supplements and amends the Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

(c)	Capitalized and other terms used in this Amendment shall have the meaning given to them in the Participation Agreement, unless otherwise defined herein.

11.

Indemnification. The Adviser specifically agrees to indemnify and hold harmless the Company (and its officers, directors, and employees) from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney’s fees) arising from or in connection with any claim or action of any type whatsoever brought against the Company (or its officers, directors, and employees) as a result of any failure or alleged failure by the Adviser to provide the Required Materials in accordance with the terms of this Amendment and to fulfill their other duties and responsibilities under this Amendment. This indemnification shall be in addition to and not in lieu of the indemnification provided for in the Participation Agreement, but this indemnification shall be subject to and implemented in accordance with the terms, conditions, and procedures of the indemnification provisions of the Participation Agreement.

12.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by email in .pdf form shall be treated as an original.

13.	Effective Date. This Amendment is effective as of January 1, 2021.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date.

PIONEER VARIABLE CONTRACTS TRUST

By:	CHRISTOPHER J/ KELLEY
Print Name:	Christopher J. Kelley
Title:	Secretary and Chief Legal Counsel

SECURITY BENEFIT LIFE INSURANCE COMPANY

By:	DOUGLAS G. WOLFF
Print Name:	Douglas Wolff
Title:	President

AMUNDI ASSET MANAGEMENT US, INC.

By:	LAURA PALMER
Print Name:	Laura Palmer
Title:	Head of US Intermediary Sales

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EXHIBIT 1

Specified Website

https://www.dfinview.com/SecurityBenefit?site=SBL

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AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

RULE 498A

Security Benefit Life Insurance Company (the “Company”), on its own behalf and on behalf of each separate account of the Company as set forth in Schedule A to the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), and Pioneer Variable Contracts Trust (the “Fund”), a Delaware statutory trust, and Amundi Asset Management US, Inc. (the “Adviser”), a Delaware corporation, entered into a participation agreement dated November 12, 2012, as amended (the “Participation Agreement”), whereby the Company invests in shares of certain of the portfolios of the Fund (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts” or “Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”).

This Amendment No. 2 to Participation Agreement (the “Amendment”) is entered into by and among the Company, the Fund, and Adviser (collectively, the “Parties”), and is effective as of May 24, 2023 (the “Effective Date”).

RECITALS

WHEREAS, Section 5(b)(2) of the Securities Act of 1933, as amended (the “1933 Act”) may require that a Statutory Prospectus (as defined in Rule 498A under the 1933 Act (“Rule 498A” or the “Rule”)) for the Portfolios be delivered to Contract Owners under certain circumstances;

WHEREAS, the Parties intend to meet any such Portfolio Statutory Prospectus delivery requirement by relying on (and complying with the requirements, terms and conditions of) paragraph (j) of Rule 498A for “on-line” delivery;

WHEREAS, paragraph (j) of Rule 498A requires, inter alia, that certain Fund Documents (defined below) be posted and maintained on a website specified on the cover page of the summary prospectus for the Variable Contracts, and the Company intends to host said websites; and

WHEREAS, the Company cannot host such websites in compliance with Rule 498A unless the Fund prepares and provides the Fund Documents that are specified in the Rule;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, and the Adviser hereby agree to supplement and amend the Participation Agreement as follows:

1.

Website Posting and Availability of Fund Documents. The Company shall host and maintain the websites specified in paragraph (j)(1)(iii) of Rule 498A, so that the documents listed below in (a) through (d) (collectively, “Fund Documents”) are publicly accessible, free of charge, at those websites, in accordance with the conditions set forth in that paragraph, provided that the Fund and Adviser fulfill their obligations under this Amendment.

a. Summary Prospectus for the Portfolios;

b. Statutory Prospectus for the Portfolios;

c. Statement of Additional Information (“SAI”) for the Portfolios; and

d. Most Recent Annual and Semi-Annual Reports to Shareholders for the Portfolios.

2.

Timely Provision of Fund Documents. The Fund and the Adviser shall send a .pdf file of the Fund Documents to rpsupport@dfinsolutions.com as soon as practicable after filing with the SEC and on a timely basis to facilitate the required website posting. The Fund and the Advisor shall provide updated versions of Fund Documents as necessary, to facilitate a continuous offering of the Variable Contracts.

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3.

Content of Fund Documents. The Fund and the Adviser shall be responsible for the content of the Fund Documents, including, but not limited to, the accuracy and completeness of the Fund Documents. Without limiting the generality of the foregoing in any manner, the Fund and the Adviser shall be responsible for ensuring that the Fund Documents:

a.	Meet the applicable standards of the 1933 Act, the Security Exchange Act of 1934, as amended, the 1940 Act, and all rules and regulations under those Acts; and

b.

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

4.

Format of Fund Documents. The Fund and the Adviser shall provide the Fund Documents to the Company in accordance with Section 2, in an electronic format that is suitable for website posting, and in a format or formats that:

a.	are human-readable and capable of being printed on paper in human- readable format;

b.

permit persons accessing the Statutory Prospectus and SAI to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (i.e., linking); and

c.	permit persons accessing the Fund Documents to permanently retain, free of charge, an electronic version of such materials.

5.

Provision of Fund Documents for Paper Delivery. To satisfy Contract Owner requests under paragraphs (i)(1) and (j)(3) of Rule 498A, the Fund and the Adviser shall provide the Company with as many printed copies of the Fund Documents as the Company may reasonably request, with expenses to be borne in accordance with the applicable expense schedule in the Participation Agreement. If requested by the Company in lieu thereof, the Fund and the Adviser shall provide the Fund Documents (including a print-ready .pdf or an electronic copy in a format suitable for printing) and such other assistance as is reasonably necessary in order for the Company to have the Fund Documents printed together in a single document or printed individually by the Company if it so chooses.

6.	Expenses. Rule 498A expenses shall be borne in accordance with the following schedule:

Item	Function	Party Responsible for Expense
498A Fund Documents	Website Hosting and Maintenance	Fund

7.

Use of Summary Prospectuses. The Company shall ensure that an Initial Summary Prospectus is used for each currently offered Variable Contract described under the related registration statement. The Fund and Adviser shall ensure that a summary prospectus is used for the Portfolios.

8.

Portfolio Expense and Performance Data. Upon request by the Company, the Fund shall provide such data regarding each Portfolio’s expense ratios and investment performance to facilitate the registration and sale of the Variable Contracts. Without limiting the generality of the forgoing, the Fund shall provide the following Portfolio expense and performance data on a timely basis to facilitate the Company’s preparation of its annually updated registration statement for the Variable Contracts (and as otherwise reasonably requested by the Company):

a.

the gross “Annual Portfolio Company Expenses” for each Portfolio calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 16 to Item 4 of Form N-4, and (ii) Instruction 4(a) to Item 4 of Form N-6); and

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b.

the net “Annual Portfolio Company Expenses” (aka “Total Annual Fund Operating Expenses”) for each Portfolio calculated in accordance with Item 3 of Form N- 1A, that include any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 17 to Item 4 of Form N-4 and (ii) Instruction 4 to Item 17 of Form N-4, and (iii) Instruction 4(b) to Item 4 of Form N-6, and (iv) Instruction 4 to Item 18 of Form N-6)), and the period for which the expense reimbursements or fee waiver arrangement is expected to continue and whether it can be terminated by the Portfolio (or the Fund); and

c.

the “Average Annual Total Returns” for each Portfolio (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-1A (for 1, 5, and 10 year periods, and in accordance with (i) Instruction 7 to Item 17 of Form N-4, and (ii) Instruction 7 to Item 18 of Form N-6)).

9.

Compliance with Rule 38a-1. The Fund and Adviser represent and warrant that each does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act.

10.	Construction of this Amendment; Participation Agreement.

a.

This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 498A under the 1933 Act and any interpretations of the Rule by the SEC, its staff, courts, or other appropriate legal authorities.

b.

To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

c.	Capitalized and other terms used in this Amendment shall have the meaning given to them in the Agreement, unless otherwise defined herein.

11.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by email in .pdf form shall be treated as an original.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date first set forth above.

SECURITY BENEFIT LIFE INSURANCE COMPANY		PIONEER VARIABLE CONTRACTS TRUST

By:	ROGER OFFERMANN	By:	CHRISTOPHER J. KELLEY
Print Name:	Roger Offermann	Print Name:	Christopher J. Kelley
Title:	Chief Actuary/CPO, SR VP	Title:	Secretary, Chief Legal Officer

AMUNDI ASSET MANAGEMENT US, INC.

		By:	GREGG DOOLING
		Print Name:	Gregg Dooling
		Title:	Senior Managing Director, CFO, Americas

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